Exhibit 10.3

THIRD AMENDMENT TO
CASCADE NATURAL GAS CORPORATION
1998 STOCK INCENTIVE PLAN

AND

SECOND AMENDMENT TO
CASCADE NATURAL GAS CORPORATION
2000 DIRECTOR STOCK AWARD PLAN

This Third Amendment to the 1998 Stock Incentive Plan and Second Amendment to the 2000 Director Stock Award Plan (this “Amendment”) is dated September 14, 2006, and amends the 1998 Stock Incentive Plan (as amended to date, the “Incentive Plan”) and 2000 Director Stock Award Plan (as amended to date, the “Director Plan”) of Cascade Natural Gas Corporation (the “Corporation”). Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Director Plan or Incentive Plan, as the context requires.

AMENDMENTS

Pursuant to its authority under Section 9.2 of the Director Plan and Article 10 of the Incentive Plan, the Board of Directors of the Corporation hereby amends each of the Incentive Plan and Director Plan as follows:

1.           Amendments to Director Plan.   A new Section 7.8 is hereby added to the Director Plan, which reads as follows:

7.8  Issuance of Deferred Shares in MDU Merger.  Notwithstanding anything to the contrary in the Plan or any Deferral Election, immediately prior to the MDU Merger Effective Time and with no further action on the part of any participant in the Plan: (a) all outstanding Stock Units shall automatically be cancelled and be converted into a right to receive Shares; and (b) the Corporation shall automatically issue to each person whose Stock Units were cancelled, in accordance with (a) above, a number of Shares equal to the number of such person’s cancelled Stock Units; provided that in the event that the MDU Merger Agreement is terminated, this Section 7.8 shall automatically terminate and be of no further force and effect. “MDU Merger Effective Time” has the meaning assigned to the term “Effective Time” in the MDU Merger Agreement.  “MDU Merger Agreement” means that certain Agreement and Plan of Merger by and among MDU Resources Group, Inc., Firemoon Acquisition, Inc. and Cascade Natural Gas Corporation, dated as of July 8, 2006, as amended.

2.           Amendments to Incentive Plan.   Exhibit F to the Incentive Plan is hereby deleted in its entirety and replaced with the Director Plan as amended by this Amendment.

3.           No Other Amendments.   Except as expressly amended by this Amendment, each of the Director Plan and the Incentive Plan shall remain in full force and effect.

4.           Headings.  The article and section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date stated in the introductory paragraph of this Amendment.

By Order of the Board of Directors,

/s/ David W. Stevens
David W. Stevens
President and Chief Executive Officer